Exhibit 99.1

Pingtan Marine Enterprise Announces Additional 12 new Fishing Vessels Sailing to Sea

FUZHOU, China, Dec. 27, 2018 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced that an additional 12 of the Company’s new fishing vessels have left the port of Fuzhou in succession and are heading towards their designated fishing areas for operation in the international waters of the Indian Ocean.

These 12 new large-scale squid jigging vessels are a portion of the Company’s modification and rebuilding project of 27 new fishing vessels. Squid jigging is a technique which uses a lead sinker with a hook molded into it to attract squid. The Company previously announced that 7 large scaled light luring seine fishing vessels have departed for sea in batches in November. As of this date, a total of 19 of the 27 new fishing vessels have been deployed to sea, and the remaining 8 new fishing vessels will be gradually placed into the international waters of the Indian Ocean.

Management Commentary

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented: “We are very pleased to sail off an additional 12 new fishing vessels, and expect these large-scale squid jigging vessels to further enhance our capacity to supply squid products. As the upcoming first quarter is typically our peak sales season, which includes the traditional Chinese New Year Spring Festival, we will endeavor to complete the modification and rebuilding of the remaining new vessels so that they are ready to set sail for operation during early 2019.”

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, Pingtan’s expectation of completing the modification and rebuilding of the remaining new fishing vessels and placing them in operation thereafter, and an increase in the production capacity of squid products. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include the ability to complete modification and rebuilding of the remaining vessels in a timely manner; ability to reach the international waters of the Indian Ocean; adverse weather or oceanic conditions or mechanical or other operational failure of the vessels; an unexpected dramatic decrease in production; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected annual revenue and net income, actions taken by government regulators that adversely affect the Company’s operations of its vessels and other risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu
Chief Financial Officer
Pingtan Marine Enterprise Ltd.
Tel: +86 591 87271753
ryu@ptmarine.net

Maggie Li
Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.
Katherine Yao
Senior Associate
Tel: +86-10 5661 7012
kyao@equityny.com